                                                                   Exhibit C(2)

                               SUPPORT AGREEMENT

          SUPPORT AGREEMENT (this "Agreement"), dated as of January 21, 2000 by and between Kraft Foods, Inc., a Delaware corporation ("Purchaser"), and the person or entity named on the signature page of this Agreement ("Seller").

          WHEREAS, concurrently herewith, Purchaser, BB Acquisition, Inc., a Delaware corporation and a subsidiary of Purchaser ("Merger Sub"), and Balance Bar Company, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

          WHEREAS, pursuant to the Merger Agreement, the Purchaser has agreed to make a tender offer (the "Offer") for all outstanding shares of common stock, par value $.01 per share (the "Shares"), of the Company, at $19.40 per share net to the seller in cash, to be followed by a merger (the "Merger") of the Merger Sub with and into the Company;

          WHEREAS, as of the date hereof, Seller is the beneficial owner of the number of Shares listed on the signature page to this Agreement (the "Owned Shares"); and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement and make the Offer, Purchaser and the Merger Sub have required that Seller agree, and Seller hereby agrees, (i) to tender pursuant to the Offer the Owned Shares, together with any Shares acquired after the date hereof and prior to the termination of the Offer, whether upon the exercise of options, conversion of convertible securities or otherwise (collectively with the Owned Shares, the "Tender Shares") on the terms and subject to the conditions provided for in this Agreement and (ii) to enter into the other agreements set forth herein.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

          1.   Agreement to Tender and Vote.
               ----------------------------

          1.1  Tender. Seller hereby agrees to tender (or cause the record
               ------
owner of such shares to validly tender), pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement of the Offer but in no event later than five business days after the date of commencement of the Offer, the Tender Shares by physical delivery of the certificates therefor and to not withdraw such Tender Shares, except following termination of this Agreement pursuant to Section 2 hereof. Seller hereby acknowledges and agrees that Purchaser's and Merger Sub's obligation to accept for payment and pay for the Tender Shares is subject to the terms and conditions of the Offer. Seller hereby permits Purchaser and Merger Sub to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is requested under applicable law, the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission) the Seller's identity and ownership of the Tender Shares and the nature of the Seller's commitments, arrangements and understandings under this Agreement. In addition, Seller hereby agrees that, if Purchaser shall so request, Seller shall as promptly as practicable following such request, and in any event prior to the termination of the Offer, take all action and do all things that are necessary in order to (i) exercise all options to purchase common stock of the Company held by Seller that are then exercisable and (ii) tender all shares obtained upon exercise of such options as Tender Shares hereunder.

          1.2  Voting. Seller hereby agrees that, until the Expiration Date (as
               ------
defined below), at any meeting of the shareholders of the Company, however called (or in any written consent in lieu thereof), Seller shall (a) vote the Tender Shares in favor of the Merger (b) vote the Tender Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Tender Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Offer, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) a sale or transfer of any assets of the Company (other than as permitted in the Merger Agreement) or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by the Purchaser; (iv) any change in the present capitalization or dividend policy of the Company (other than as permitted in the Merger Agreement); or (v) any other change in the Company's corporate structure or business (other than as permitted in the Merger Agreement). In order to facilitate the commitment of the Seller provided above, the Seller hereby grants to Purchaser a proxy to vote all Tender Shares with respect to all matters on which the Tender Shares are entitled to vote at all times from the execution of this Agreement through the Expiration Date (as defined below). Seller agrees that this proxy shall be irrevocable during the term of this Agreement and is coupled with an interest. Each of Seller and Purchaser agrees to take such further action and to execute such other documentation or instruments as may be necessary to effectuate the intent of this proxy. Seller hereby revokes any proxy previously granted by him with respect to the Tender Shares.

          1.3  No Inconsistent Arrangements. Seller hereby covenants and agrees
               ----------------------------
that, except as contemplated by this Agreement it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Tender Shares or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Tender Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Tender Shares, (iv) deposit the Tender Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Tender Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of Seller's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or which would make any representation or warranty of Seller hereunder untrue or incorrect; provided that Seller may transfer the Tender Shares to one or more affiliates or one or more members of Seller's immediate family, or a trust, the sole beneficiaries of which are members of Seller's immediate family, if any such transferee agrees in writing (in form and substance reasonably satisfactory to Purchaser) to be bound by the terms of this Agreement.

          1.4  No Solicitation. During the term of this Agreement, Seller shall
               ---------------
comply with the provisions of Sections 6.6(a)-(c) (without giving effect to the proviso thereto) and 6.6.1 of the Merger Agreement as though such provisions by their terms applied to Seller and his affiliates and advisors.

          1.5  Reasonable Efforts. Subject to the terms and conditions of this
               ------------------
Agreement, Seller hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Seller shall promptly consult with Purchaser and provide any necessary information and material with respect to all filings made by Seller with any Government Entity in connection with this Agreement and Merger Agreement and the transactions contemplated hereby and thereby.

          1.6  Waiver of Appraisal Rights. Seller hereby waives any rights of
               --------------------------
appraisal or rights to dissent from the Merger that he may have.

          1.7  Seller's Capacity. Seller makes no agreement or understanding
               -----------------
hereby in his capacity as a director or officer of the Company. Seller enters into this Agreement solely in his capacity as the owner of the Owned Shares, and the covenants and agreements set forth herein shall in no way restrict Seller in the exercise of his fiduciary duties as a director or officer of the Company.

          2.   Expiration. This Agreement and Seller's obligation to tender and
               ----------
vote the Tender Shares as provided herein shall terminate on the Expiration Date. As used herein, the term "Expiration Date" means the first to occur of (a) the Effective Time, (b) termination or withdrawal of the Offer by Purchaser or the Merger Sub, and (c) written notice of termination of this Agreement by Purchaser to Seller.

          3.   Representations and Warranties. Seller hereby represents and
               ------------------------------
warrants to Purchaser as follows:

               (a) Title. Seller has good and valid title to the Tender Shares,
                   -----
          free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature (excluding any encumbrances arising out of applicable federal or state securities law), provided however, as to 790,578 Tender Shares Seller has pledged such Tender Shares to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to secure a margin loan. Seller has not in any manner impaired Seller's right to cause the Tender Shares to be tendered pursuant to the Offer and will, promptly following execution of this Agreement, give appropriate instructions to DLJ to tender such Tender Shares in a timely manner. Seller hereby represents and warrants that the aggregate amount of margin loans referenced above does not exceed $1,600,000 on the date hereof and Seller covenants that he will not take any action to increase the amount of such margin loan (other than the normal accrual of interest thereon) or, other than to tender the Tender Shares pursuant to the Offer, take any action to reduce the value of securities in the referenced account if such action would increase the risk of any margin call with respect to the margin loan. Upon the purchase of the Tender Shares, Purchaser will acquire good and valid title to the Tender Shares, free and clear of any lien, charge, encumbrance or claim of whatever nature (excluding any encumbrances arising out of applicable federal or state securities law).

               (b) Ownership of Shares. On the date hereof, the Owned Shares
                   -------------------
          are owned of record or beneficially by Seller and, on the date hereof, the Owned Shares constitute all of the Shares owned of record or beneficially by Seller. Seller has sole voting power and sole power of disposition with respect to all of the Owned Shares, with no restrictions, subject to applicable federal and state securities laws, on Seller's rights of disposition pertaining thereto.

               (c) Power; Binding Agreement. Seller has the legal capacity,
                   ------------------------
          power and authority to enter into and perform all of Seller's obligations under this Agreement. If Seller is not a natural person, this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action of Seller, its governing body and its security holders, in each case, to the extent required, and no other proceeding on its part is necessary to authorize the execution, delivery or performance of this Agreement by Seller. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

               (d) No Conflicts. Other than in connection with or in compliance
                   ------------
          with the provisions of the Exchange Act and the HSR Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          4.   Additional Shares. Seller hereby agrees, while this Agreement
               -----------------
is in effect, to promptly notify Purchaser of the number of any new Shares acquired by Seller, if any, after the date hereof.

          5.   Miscellaneous.
               --------------

          5.1  Non-Survival. The representations and warranties made herein
               ------------
shall terminate upon Seller's sale of the Tender Shares to the Purchaser in the Offer, other than Seller's representation and warranty in Section 3(a), which shall survive the sale of the Tender Shares and the termination of this Agreement following such sale.

          5.2  Entire Agreement; Assignment. This Agreement (i) constitutes the
               ----------------------------
entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Purchaser may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

          5.3  Amendments. This Agreement may not be modified, amended, altered
               ----------
or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          5.4  Notices. All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be given by hand delivery, telegram, telex or telecopy or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Seller:  In accordance with the notice instructions set forth on the signature page to this Agreement


     If to Purchaser:

          Kraft Foods, Inc.
          Three Lakes Drive
          Northfield, IL 60093
          Fax:  (847) 646-7081
          Attention:  William Eichar
                      Theodore Banks

     copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Fax:  (312) 861-2200
          Attention:  Michael Timmers

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          5.5  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

          5.6  Specific Performance. Seller recognizes and acknowledges that a
               --------------------
breach by him of any covenants or agreements contained in this Agreement will cause Purchaser to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach Purchaser shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          5.7  Counterparts. This Agreement may be executed in two
               ------------
counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

          5.8  Descriptive Headings. The descriptive headings used herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          5.9  Severability. Whenever possible, each provision or portion of
               ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be duly executed as of the day and year first above written.

                              KRAFT FOODS, INC.



                              By:___________________________
                                    Name:
                                    Title:



                              [SELLER]


                              ______________________________
                              [Name]

                              Address for notice:

                              ______________________________

                              ______________________________

                              ______________________________

                              Facsimile:______________________